Form S-8

Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 16, 2011, relating to the consolidated financial statements of Silicon Image, Inc. and subsidiaries (collectively the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
August 3, 2011